Exhibit 5.1

1271 Avenue of the Americas | New York, NY 10020

blankrome.com

May 5, 2025

The Board of Directors

bioAffinity Technologies, Inc.

3300 Nacogdoches Road

Suite 216

San Antonio, Texas 78217

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), of the Company’s securities consisting of: (a) shares (the “Shares”) of the Company’s common stock, par value $0.007 per share (the “Common Stock”) or Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”) in lieu of the Shares, with each Share or Pre-Funded Warrant to be accompanied by a warrant (each, a “Common Warrant” and collectively, the “Common Warrants”) to purchase one and one-half share of Common Stock; (b) the shares of Common Stock underlying the Common Warrants (the “Common Warrant Shares”); (c) warrants (the “Placement Agent Warrants” and, together with the Pre-Funded Warrants and Common Warrants, the “Warrants”) to purchase shares of Common Stock to be issued to WallachBeth Capital, LLC (“WallachBeth”), as partial compensation for WallachBeth acting as the placement agent for the offering; and (d) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares” and, together with the Pre-Funded Warrant Shares and the Common Warrant Shares, the “Warrant Shares”). The proposed maximum aggregate offering price of the Shares and the Warrant Shares is $11,123,000. This opinion is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) resolutions adopted by the Board of Directors of the Company, (iii) the certificate of incorporation of the Company, as amended, (the “Certificate of Incorporation”), (iv) the amended and restated bylaws of the Company, as amended (v) the form of the Warrants filed as exhibits to the Registration Statement, and (vi) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

With respect to the Warrant Shares, we express no opinion with respect to shares of Common Stock issuable upon the reset of the Common Warrants pursuant to anti-dilution provisions included therein (the “Anti-Dilution Adjustment”) which shares were not registered pursuant to the Registration Statement because such Anti-Dilution Adjustment is subject to obtaining stockholder approval.

Board of Directors

bioAffinity Technologies, Inc.

May 5, 2025

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.	The Shares have been duly authorized for issuance and, when issued, delivered and paid for, as contemplated in the Registration Statement and prospectus, will be validly issued, fully paid and non-assessable.

2.	The Warrants have been duly authorized by the Company, and when issued, delivered and paid for, as contemplated in the Registration Statement and prospectus, the Warrants will constitute valid and binding obligations of the Company.

3.	The Warrant Shares have been duly authorized for issuance and, when issued and delivered against payment therefor upon the exercise thereof in accordance with the terms therein, the Warrant Shares will be validly issued, fully paid and non-assessable.

We are opining solely on (i) all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations, all as in effect on the date hereof, and (ii) as to the Warrants constituting valid and legally binding obligations of the Company, the applicable laws of the State of New York in effect on the date hereof that, in our experience, are normally applicable to transactions of the type contemplated by the Warrants. We express no opinion with respect to the laws of any other jurisdiction.

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

1.	Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, fraudulent conveyance, fraudulent transfer, and similar laws and court decisions affecting the rights and remedies of creditors and secured parties generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, impossibility of performance, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

2.	Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

Board of Directors

bioAffinity Technologies, Inc.

May 5, 2025

3.	We express no opinion as to any provision of the Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable, (h) purporting to indemnify a party from its own conduct; (i) purporting to waive or release any rights or agree not to assert set-offs or claims of any kind; (j) purporting to prohibit oral amendments or oral waivers of provisions; (k) purporting to confer jurisdiction on a court to adjudicate any controversy relating to such agreements; (l) purporting to waive any objection to the laying of venue or any claim that an action or proceeding has been brought in an inconvenient forum; (m) purporting to waive trial by jury; (n) relating to indemnification and contribution provisions; (o) relating to releases of claims; (p) relating to liability limitations; (q) as to choice of law provisions; or (r) pursuant to which the parties agree to agree to any matter in the future.

4.	We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Warrants.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name as your counsel under “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ Blank Rome LLP
BLANK ROME LLP